UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PRIMORIS SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (NASDAQ:PRIM), to be held on Friday, May 6, 2011, at 9:30 a.m., Central Time, at the Ritz-Carlton Dallas, located at 2121 McKinney Avenue, Dallas, Texas 75201.

During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2011 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended December 31, 2010, which is included with this Notice and the Proxy Statement.

Please participate in our Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted by completing and returning the enclosed proxy card. If you plan attend the Annual Meeting of Stockholders, you will have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Primoris Services Corporation.

Sincerely,

/s/ Brian Pratt
Brian Pratt Chairman of the Board, Chief Executive Officer and President

2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT

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2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

NOTICE OF THE
2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2011

April 8, 2011

To our Stockholders:

The 2011 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Friday, May 6, 2011, at 9:30 a.m., Central Time, at the Ritz-Carlton Dallas, located at 2121 McKinney Avenue, Dallas, Texas 75201.

Only stockholders of record that owned shares of our common stock at the close of business on March 31, 2011 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:

(1)                                  to elect three Class C Directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2014 or until their respective successors are elected and qualified. The Board of Directors has nominated the following persons for election as Class C Directors at the meeting: Michael D. Killgore, Robert A. Tinstman and Eric S. Rosenfeld;

(2)                                  to provide a non-binding advisory vote approving the Company’s executive compensation program;

(3)                                  to provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future;

(4)                                  to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(5)                                  to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

PLEASE VOTE PROMPTLY — YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.

References to “Primoris”, the “Company”, “we”, “us” or “our” in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.

By Order of the Board of Directors,

/s/ John M. Perisich
John M. Perisich Senior Vice President, General Counsel and Secretary

2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
 www.prim.com

PROXY STATEMENT

FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2011.

SOLICITATION

This Proxy Statement, being mailed and made available electronically (on our Company website at www.prim.com ) to stockholders on or about April 8, 2011, is being sent to you by the Board of Directors (the “Board”) of Primoris Services Corporation in connection with our 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 9:30 a.m. Central Time, on Friday, May 6, 2011, at the Ritz-Carlton Dallas, located at 2121 McKinney Avenue, Dallas, Texas 75201.  You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will vote to elect each of three Class C Directors, will vote, on an advisory, non-binding basis, on the Company’s executive compensation program and the proposed timeline for seeking executive compensation non-binding advisory votes in the future and will vote to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Materials provided

The Board sent you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.

Annual Meeting attendance

All stockholders of record as of March 31, 2011 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. You will need to bring personal identification. Admission to the Annual Meeting depends on how your stock ownership is recorded by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.

Voting at the Annual Meeting

Holders of our common stock (“Common Stock”) as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 51,044,307 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

Quorum requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Stockholder of record & beneficial owner

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting except as noted below under “How do I vote my shares in person at the Annual Meeting?” If you hold shares in street name, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Voting in person at the Annual Meeting

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in street name may be voted in person at the meeting if you obtain a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) giving you the right to vote the shares in person.

Voting without attending the Annual Meeting

If you complete and properly sign the accompanying proxy card and return it to the Transfer Agent, your shares will be voted as you direct on the proxy card. If you are a stockholder of record, follow the instructions included with your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee. For instructions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or nominee.

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, banks or nominees and mailing them to such entities in the accompanying pre-addressed envelopes.

Changing your vote after returning your proxy card

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•        delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

•        executing and delivering a later dated proxy card to our Secretary; or

•        attending and voting by ballot in person at the Annual Meeting.

If you are the beneficial owner of your shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above in “In person voting at the Annual Meeting” All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Required votes to approve each item

Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting.  All proposals require an affirmative vote of the majority of shares represented in person or by proxy.  Election of Directors is determined by plurality voting.  The three individuals receiving the largest number of votes will be elected.

In the election of Directors, you may vote “FOR” any of the nominee(s) or your vote may be “WITHHELD” with respect to any of the nominee(s). A properly executed proxy marked “ABSTAIN” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any matter other than election of Directors will have the effect of a negative vote on that matter. If you hold your shares in street name through a broker, bank or other nominee, shares represented by broker non-votes (when the broker indicates they do not have their customer’s direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

Inspector of elections

Our Senior Vice President, General Counsel and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Voting results of the Annual Meeting

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

Board recommendations

The Board recommends a vote:

•                                       FOR Proposal No. 1 to elect each of the three Class C Directors.

•                                       FOR Proposal No. 2, the advisory, non-binding vote approving the Company’s executive compensation program.

•                                       On Proposal No. 3, the advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, the Board recommends a 3-year timeline.

•                                       FOR Proposal No. 4 to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Unless you give other instructions on your proxy card, the individual named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

Expense of soliciting proxies

We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

Stockholder proposal deadline for the 2012 Annual Meeting

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our 2012 proxy materials must be received on or before the close of business on the day that is 120 days prior to April 8, 2012.  Proposals for inclusion in our 2012 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the requirements of the SEC, our Amended and Restated Bylaws (“Bylaws”) provide that in order for a proposal to be properly brought before an Annual Meeting of Stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. We expect to announce the date of the 2012 Annual Meeting of Stockholders in early 2012.

If a stockholder proposes to nominate for election or reelection a director, the stockholder’s notice must include all information relating to such director nominee that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or otherwise required, in each case, pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and must include the following:

•	a brief description of the proposal and the reasons for the proposal;

•	the name and address of such stockholder, and of such beneficial owner, as they appear on our books;

•	the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder or such beneficial owner;

•

a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders must send the proposal via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Secretary.

Information about Primoris Services Corporation

We maintain a corporate website at www.prim.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Ethics, are also available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company’s headquarters. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Documents not incorporated by reference into this Proxy Statement

The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically, and in writing, incorporate such information by reference.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

General Information

We currently have a classified Board consisting of ten members.  Six of our Directors are non-employee independent Directors under the NASDAQ rules.  Our Directors are divided into three classes (Class A, Class B and Class C). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of Class C Directors Michael D. Killgore, Robert A. Tinstman, Eric S. Rosenfeld and David D. Sgro expire at the upcoming 2011 Annual Meeting.  In March 2011, the Board of Directors’ Nominating and Governance Committee recommended to the Board a reduction in the number of Board positions, from 10 to 9 Board positions.  The Board of Directors adopted that recommendation.

The Nominating and Governance Committee also recommended the nomination of Michael D. Killgore, Robert A. Tinstman and Eric S. Rosenfeld for re-election as Class C Directors for three-year terms expiring at the 2014 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal.  If the nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election at the 2011 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected as Class C Directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

Information Regarding Directors and Director Nominees

The following table sets forth information regarding our current Directors, including the Class C Director nominees for election at the Annual Meeting. The term of David D. Sgro expires at the 2011 Annual Meeting, and he is not standing for re-election. There are no family relationships among any Directors, nominees or named executive officers of the Company.

Name	Position with our Company	Age	Director Since

Class C Directors whose terms will expire in 2011 and are re-nominated for terms ending at the 2014 Annual Meeting:

Eric S. Rosenfeld	Director	53	2006
Michael D. Killgore	Director, Executive Vice President and Director of Construction Services	54	2010
Robert A. Tinstman	Director	64	2010

Class A Directors whose terms will expire at the 2012 Annual Meeting:

Brian Pratt	Director, Chairman of the Board, Chief Executive Officer and President	59	2008
Thomas E. Tucker	Director	68	2008
Peter C. Brown	Director	67	2009

Class B Directors whose terms will expire at the 2013 Annual Meeting:

John P. Schauerman	Director, Executive Vice President, Corporate Development	54	2008
Stephen C. Cook	Director	61	2008
Peter J. Moerbeek	Director, Executive Vice President, Chief Financial Officer	63	2008

The person(s) named in the enclosed proxy will vote to elect nominated Michael D. Killgore, Robert A. Tinstman and Eric S. Rosenfeld as Class C Directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MICHAEL D. KILLGORE, ROBERT A. TINSTMAN AND ERIC S. ROSENFELD AS CLASS C DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2014 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UPON THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

Director Biographies and Special Skills

Nominees for Reelection at the 2011 Annual Meeting (Class C)

MICHAEL D. KILLGORE was appointed a Director on December 18, 2009 at the time we purchased James Construction Group, LLC.  He was named as our Executive Vice President, Director of Construction Services in March 2010.  He is responsible for overall operations management for our “East Construction Services” and “West Construction Services” business segments.  He has been employed by James Construction Group and its predecessor companies since 1977 and was Chief Executive Officer of James Construction Group from 2007 to 2010. Mr. Killgore received a B.S. Civil Engineering degree from Louisiana Tech University in 1978.  He is a registered Civil and Environmental Engineer in the state of Louisiana.

We believe that Mr. Killgore’s knowledge and experience as a senior executive of a major construction firm and his knowledge and understanding of the construction industry qualify him to serve on our Board.

ROBERT A. TINSTMAN was appointed a Director on December 18, 2009 at the time we purchased James Construction Group, LLC.  Mr. Tinstman is currently the President of Tinstman and Associates, LLC. From 1974 to 1999, he was employed by Morrison Knudsen and served as its President/Chief Executive Officer for the period 1995 to 1999.  Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

Mr. Tinstman is also a director on the following public company boards:  IDA CORP, Inc., where he is chairman of the compensation committee; Home Federal Bancorp, where he is a member of the audit and compensation committees; and CNA Surety, where he is a member of the audit committee and chairman of the compensation committee.

We believe that Mr. Tinstman’s qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States as well as his wealth of knowledge of business systems and construction operations. The Board determined that Mr. Tinstman meets the NASDAQ rules for independence and is therefore an independent director.

ERIC S. ROSENFELD has served as one of our Directors since 2006. He was Chairman of the Board, Chief Executive Officer and President of Rhapsody Acquisition Corp. from its founding in 2006 through its merger with Primoris in July 2008. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., an investment firm, since its formation in November 1998. From 1985 to 1998, Mr. Rosenfeld was a managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. Mr. Rosenfeld has also served as chairman and/or director on the boards of various companies. Mr. Rosenfeld received an A.B. in Economics from Brown University and an M.B.A. from Harvard Business School.

We believe that Mr. Rosenfeld’s business and investment banking expertise and his directorships on both private and public companies qualify him to serve on our Board. The Board determined that Mr. Rosenfeld meets the NASDAQ rules for independence and is therefore an independent director.

Directors with Terms Expiring at the 2012 Annual Meeting (Class A)

BRIAN PRATT has been a Director and our Chairman as well as our President and Chief Executive Officer since July 2008. Mr. Pratt directs strategy, establishes goals and oversees our operations. Since 1983, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor, ARB, Inc., a California corporation. Prior to July 2008, Mr. Pratt was the majority owner of Primoris. Mr. Pratt has over 30 years of hands-on operations and management experience in the construction industry.  Mr. Pratt completed four years of courses in Civil Engineering at California Polytechnic College in Pomona.

Mr. Pratt has developed an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies.  We believe that his long history and experience with Primoris, and his in-depth knowledge of the construction industry demonstrate that Mr. Pratt is well qualified to serve on our Board.

THOMAS E. TUCKER has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a Board Member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an Advisory Board Member of ORCO Block Company, a Southern California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker also serves as a board member of the Segerstrom Center for the Arts in Orange County, California. Mr. Tucker received a B.S. in Business from the University of Southern California.

We believe that Mr. Tucker’s experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of both private and public companies qualify him to serve on our Board.  The Board determined that Mr. Tucker meets the NASDAQ rules for independence and is therefore an independent director.

PETER C. BROWN joined our Board on February 6, 2009. He has served since 1974 as President and Senior Principal Stockholder of Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California.  Mr. Brown received a B.S. in Accounting from the University of Arizona.  He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

We believe that Mr. Brown’s qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background of taxation regulations, experience in preparing, auditing and analyzing financials statements and understanding the responsibilities and functions of audit committees.  The Board determined that Mr. Brown meets the NASDAQ rules for independence and is therefore an independent director.

Directors with Terms Expiring at the 2013 Annual Meeting (Class B)

JOHN P. SCHAUERMAN was named as our Executive Vice President, Corporate Development effective February 6, 2009, and has served as a Director since July 2008. He previously served as our Chief Financial Officer, and served as the Chief Financial Officer of Primoris from February 2008 to February 2009.  He also served as a Director of Primoris and its predecessor entity from 1993 to July 2008. He joined our wholly-owned subsidiary, ARB, Inc., in 1993, as Senior Vice President. In his current role, he is responsible for developing and integrating our overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to joining ARB, Inc., he was Senior Vice President of Wedbush Morgan Securities.  Mr. Schauerman received a B.S. in Electrical Engineering from UCLA and an M.B.A. from Columbia Business School.

We believe that Mr. Schauerman’s qualifications to serve on our Board include his knowledge of our business, employees, culture, competitors and the effect on our business of various government policies.

STEPHEN C. COOK has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. He has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm, focused primarily on corporate merger and acquisition advisory services, since 1990. He has over 30 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a Director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School.

We believe that Mr. Cook’s qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the NASDAQ rules for independence and is therefore an independent director.

PETER J. MOERBEEK was named our Executive Vice President, Chief Financial Officer effective February 6, 2009. He has served as one of our Directors since July 2008 and was Chairman of the Audit Committee until February 2009. From 2006 through February 2009, he was the Chief Executive Officer and a founder of a private equity-funded company engaged in the acquisition and operation of water and wastewater utilities. From August 1995 to June 2006, Mr. Moerbeek held several positions with publicly traded Southwest Water Company, a California based company which provides water and wastewater services, including Director from 2001 to 2006; President and Chief Operating Officer from 2004 to 2006; President of the Services Group from 1997 to 2006; Secretary from 1995 to 2004; and Chief Financial Officer from 1995 to 2002. From 1989 to 1995, Mr. Moerbeek was the Vice President of Finance and Operations for publicly traded Pico Products, Inc., a manufacturer and distributor of cable television equipment.  Mr. Moerbeek received a B.S.E.E. and an M.B.A. from the University of Washington and is a licensed certified public accountant.

We believe that Mr. Moerbeek’s qualifications to serve on our Board include his experience as the chief operating officer and the chief financial officer of a NASDAQ listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding of audit committee functions.

Board Compensation

The Board approved the following compensation program for non-employee Directors. We do not pay employee Directors for Board service in addition to their regular employee compensation, and therefore, compensation information for Mr. Pratt, Mr. Moerbeek, Mr. Killgore and Mr. Schauerman are reported in the Summary Compensation Table under “Executive Compensation”.

Currently, compensation for non-employee Directors is paid in cash.  Board compensation is reviewed by the Compensation Committee, which recommends proposed changes to the Board.  No changes have been made to the Board’s compensation levels since July 2008.

For 2011, compensation includes the following components:

•     $86,000 annually to each member of the Board;

•     $15,000 annually to the Chairman of the Audit Committee; and

•     $10,000 annually to the Chairman of the Compensation Committee.

In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

The table below details the compensation earned by our non-employee Directors in 2010.

Non-Employee Director	Fees Earned or Paid in Cash	Non-Equity Incentive Plan Compensation	All Other Compensation (1)	Total
Peter C. Brown	$101,000	$—	$—	$101,000
Stephen C. Cook	$96,000	$—	$—	$96,000
David D. Sgro	$86,000	$—	$—	$86,000
Eric S. Rosenfeld	$86,000	$—	$—	$86,000
Thomas E. Tucker	$86,000	$—	$—	$86,000
Robert A. Tinstman	$86,000	$—	$—	$86,000

(1)                                  Stock Awards and Option Awards: During the year 2010, no stock awards or stock option grants were issued to our non-employee Directors. As of December 31, 2010, there were no stock awards or stock option grants outstanding.

Stockholder Communications with the Board of Directors

Stockholders may communicate with any of our Directors, including our Chairman, or the Chairman of any of the Committees of the Board, or the non-management Directors, as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

PROPOSAL 2

TO PROVIDE A NON-BINDING ADVISORY VOTE

APPROVING THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

(Item 2 on Proxy Card)

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive and strongly aligned with the long-term interest of our stockholders.  This advisory stockholder vote, commonly known as “Say-on-Pay”, gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussions).”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement.  The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “EXECUTIVE COMPENSATION” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE ADVISORY (NON-BINDING) PROPOSAL ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

TO PROVIDE A NON-BINDING ADVISORY VOTE ON THE PROPOSED

 TIMELINE FOR SEEKING EXECUTIVE COMPENSATION ADVISORY VOTES IN THE FUTURE

(Item 3 on Proxy Card)

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 2 above in this proxy statement.  Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every three years, two years or one year.  Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors.  However, the board of directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.

We believe this approach provides the most efficient form of communication and lends itself to the long-term nature of the compensation plans for our management.  The vote corresponds to the information presented in the accompanying proxy statement for the annual stockholders meeting.  We emphasize that you are not voting to approve or disapprove the Board of Directors’ recommendation.  Instead, your proxy card provides you with four options regarding this advisory, non-binding proposal.  You may cast an advisory vote for the stockholder vote on executive compensation to occur every third year, every other year, or every year, or you may abstain from voting on the matter.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION EVERY THIRD YEAR.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 4 on Proxy Card)

General

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Moss Adams, LLP representatives are expected to attend the 2011 Annual Meeting of the Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for 2011.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers

The following table sets forth information with respect to beneficial ownership of Common Stock for (i) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (ii) each Director and Director nominee, (iii) the Named Executive Officers (as defined below) from the Summary Compensation Table under “Executive Compensation”, and (iv) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of April 8, 2011 and the information for 5% or more stockholders is as of the most recent filings with the SEC.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons named in the table below have sole voting and investment power and shared voting and investment power, as indicated below, with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable. In connection with the July 2008 acquisition of Primoris by Rhapsody Acquisition Corp., the Primoris stockholders obtained the right to receive up to an additional 5,000,000 shares of Common Stock if we attained certain performance targets for the years ended December 31, 2008 and 2009.  Both of the performance targets were met and on March 27, 2009, a total of 2,500,025 shares were issued and an additional 2,499,975 shares were issued on March 25, 2010.  There are no other shares that may be obtained upon the exercise of options or warrants.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 51,044,307 shares of Common Stock outstanding on April 8, 2011, plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 8, 2011. The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.

	Amount and Nature of Beneficial Ownership (1)
Name	Shared Investment Power	Sole Investment Power	Shared Voting Power	Sole Voting Power	Shared and Sole Voting Power—Total	Percentage of Common Stock Outstanding (2)
5% or Greater Stockholders:
Arline Pratt (3)	—	3,038,587	—	3,038,587	3,038,587	6.0%
Wells Fargo and Company (4)	—	2,665,650	—	2,665,650	2,665,650	5.2%

Named Executive Officers and Directors:
Brian Pratt (5)	97,810	16,955,123	3,601,314	16,955,123	20,556,437	40.3%
Scott E. Summers (6)	17,805	1,469,709	1,487,514	—	1,487,514	2.9%
John P. Schauerman (7)	—	1,406,819	1,406,819	—	1,406,819	2.8%
John M. Perisich (8)	—	135,919	—	135,919	135,919	*
Eric S. Rosenfeld (9)	106,840	1,628,636	106,840	1,628,636	1,735,476	3.4%
Peter J. Moerbeek (10)	—	22,342	—	22,342	22,342	*
Stephen C. Cook	—	9,400	—	9,400	9,400	*
David D. Sgro	—	21,000	—	21,000	21,000	*
Thomas E. Tucker (11)	8,136	24,000	8,136	24,000	32,136	*
Peter C. Brown	—	—	—	—	—	*
Michael D. Killgore	—	777,102	—	777,102	777,102	1.5%
Robert A. Tinstman	—	—	—	—	—	*
Danny L. Hester	—	777,102	—	777,102	777,102	1.5%

All Directors, nominees and executive officers as a group (16 individuals)					24,363,655	47.7%

*                           Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)	This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s interest and shares held through family trust arrangements.

(2)	Beneficial shares with both sole and shared voting power as a percentage of Common Stock outstanding as of April 8, 2011, or 51,044,307 shares.

(3)

Represents 2,666,916 shares of Common Stock held by the Pratt Family Trust, of which Ms. Pratt is the sole trustee and 371,671 shares of Common Stock held by the Pratt Family Bypass Trust, of which Ms. Pratt is the sole trustee. The principal business address of Ms. Pratt is 402 Fairway Drive, Bakersfield, California, 93309.

(4)

Based on information set forth in the Schedule 13G filed with the Commission on January 25, 2011. The principal business address of Wells Fargo and Company is 420 Montgomery St., San Francisco, CA 94104.

(5)

Includes 16,955,123 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt. Based on information set forth in Amendment No. 2 to the Schedule 13D filed with the Commission under the Exchange Act on March 24, 2009, Mr. Pratt also has the power to vote an additional 3,503,504 shares of Common Stock pursuant to revocable proxies granted to him by the following group of stockholders, which proxies are revocable at any time by the grantor of each respective proxy. The following proxies expire on July 31, 2011: Scott E. Summers, trustee of the Summers Family Trust, John P. Schauerman and Timothy R. Healy. The proxy for Mark Thurman expires on March 25, 2012.

(6)

Represents 7,342 shares of Common Stock owned directly by Scott E. Summers and 1,462,367 shares of Common Stock owned directly by the Summers Family Trust, and indirectly by Scott E. Summers, as trustee of the trust. Additionally, 17,805 shares of stock are held by Scott Summer’s children’s trusts with Patrick Summers, the brother of Scott E. Summers, as trustee of the children’s trusts. A revocable proxy for 1,469,709 shares was provided to Mr. Pratt and such proxy expires on July 31, 2011.

(7)

Represents 22,310 shares of Common stock owned directly by John P. Schauerman and 1,384,509 owned directly by the Schauerman Family Trust and indirectly by John P. Schauerman and Claudia H. Schauerman as trustees. A revocable proxy for 1,406,819 shares was provided to Mr. Pratt, and such proxy expires on July 31, 2011.

(8)	Represents 135,919 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

(9)	Includes 1,628,636 shares of Common Stock held directly by Eric Rosenfeld, 106,840 shares of Common Stock held by the Rosenfeld 1991 Children’s Trust, of which Mr. Rosenfeld’s wife is the sole trustee

(10)	Represents 22,342 shares of Common Stock held by the Moerbeek Family Trust U/A dated 03/03/1999, a revocable trust, of which Peter Moerbeek is trustee and beneficiary.

(11)

Includes 24,000 shares of Common Stock held by the Tucker Family Trust U/A dated 12/21/1998, a revocable trust, of which Thomas E. Tucker is a trustee and beneficiary, 3,303 shares of Common Stock held by SaraJen Capital, LLC. a California Limited Liability Company, of which Mr. Tucker is a one-third member and sole manager with full dispositive power over such shares, and 4,833 shares of Common Stock held by Josephine Tucker-Arenson TTEE U/A DTD 4-30-1996, of which Mr. Tucker holds power of attorney.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, Directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in ownership with the SEC.

As of the date of this Proxy Statement, and based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and Directors, we believe that all reports needed to be filed by current Section 16 reporting persons have been timely filed for the year ended December 31, 2010, with the exception of the following:

•      Forms 4 reporting two transactions during 2010 for Scott E. Summers, a member of a Section 13(d) group owning more than 10%, were not filed timely.

•      A Form 3 reporting initial ownership for Robert A. Tinstman, one of our Directors, was not filed on a timely basis;

•      A Form 3 reporting initial ownership for Michael D. Killgore, one of our Directors and our Executive Vice President, Director of Construction Services, was not filed on a timely basis.  Additionally, one transaction during 2010 on Form 4 was also not filed on a timely basis.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board reviewed our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of NASDAQ. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.

Our Code of Ethics and the charters for each of our Board committees are available on the Investor Relations section of our website at www.prim.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas  75201.

Board Independence

The listing standards of NASDAQ require its listed companies to have a board of directors with at least a majority of independent directors. For a Director to qualify as independent, the Board must affirmatively determine that the Director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. To assist it in making independence determinations, the Board has adopted independence standards based on NASDAQ rules. Under these standards, a Director is not independent if:

•     The Director is, or has been within the last three years, one of our or our subsidiaries’ employees, or the Director has an immediate family member who is, or has been within the last three years, one of our executive officers;

•     The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

•     The Director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or any of the last three years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

•     The Director or an immediate family member is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company’s compensation committee; or

•     The Director is, or has a family member that is a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

On the basis of the Board Independence Standards identified above, the Board has determined that Messrs. Brown, Cook, Rosenfeld, Sgro, Tinstman and Tucker are independent under the NASDAQ listing standards. The Board has also determined that each member of our Audit Committee qualifies as independent under Rule 10A-3 of the Exchange Act.

Board Structure and Committee Composition

The Board has (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Nominating and Corporate Governance Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time, as appropriate. The Board held a total of nine meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held two meetings.  There were a total of 22 Board and Committee Meetings during 2010. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. The Independent Directors met in executive session once during 2010.

Mr. Pratt, our Chief Executive Officer also serves as the Chairman of the Board.  The Board believes that as a result of his significant ownership of Primoris stock and his knowledge as Chief Executive Officer since 1983, there is no benefit to be derived by separating the positions of Chairman and Chief Executive Officer. As the Company continues to grow, the Board will review the advisability of separating the two positions.  In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for shareholders.

The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer.  The compensation of our Chief Executive Officer and all other executive officers are determined or recommended to the Board of Directors for determination by independent directors constituting a majority of the board of directors’ independent directors in a vote in which only independent directors participate.

Director nominees are selected or recommended for the Board of Directors’ selection by independent directors constituting a majority of the Board of Directors’ independent directors in a vote in which only independent directors participate.

In 2010, each Director attended all Board meetings held during the period for which such person served as a Director.  In addition, in 2010, each Director attended at least 75% of the aggregate of the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

Each of the Board committees operates under a written charter adopted by the Board. The Board committee charters are available on our website at www.prim.com.

The members of the Board committees are identified in the following table:

Director (1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brian Pratt			Chair
John P. Schauerman
Eric S. Rosenfeld			X
David D. Sgro	X
Peter J. Moerbeek
Stephen C. Cook	X	Chair
Thomas E. Tucker	X		X
Peter C. Brown	Chair	X
Michael D. Killgore
Robert A. Tinstman		X
Number of Meetings held in 2010	6	5	2

(1)           Messrs. Brown, Cook, Rosenfeld, Sgro, Tinstman and Tucker are independent Directors.

Audit Committee

The Audit Committee consists of four persons, all of whom are independent under the NASDAQ listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as Director, or otherwise be an “affiliated person” of us.  The Board has determined that Audit Committee members Messrs. Brown, Cook, Sgro and Tucker all satisfy the applicable SEC independence requirements.

The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee’s responsibilities include the following:

•     selecting and hiring our independent registered public accounting firm;

•     evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•     reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•     overseeing the administration of management’s process for the design, review of adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•     reviewing management’s assessment of internal control and steps taken to monitor and control our exposure to financial risk;

•     overseeing the administration of management’s process of reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•     overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements of accounting matters;

•     reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements; and

•     reviewing and approving any related party transactions.

Audit Committee Financial Expert.     The Board has also determined that Mr. Brown is the Audit Committee “financial expert” as defined under SEC rules and regulations.

Independent Registered Public Accounting Firm Fees and Services

All fees billed by Moss Adams, LLP, have been approved in advance by the Audit Committee of the Board of Directors.  The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2010 and 2009:

Fee Category	Calendar Year 2010 Fees	Calendar Year 2009 Fees
Audit Fees (1)	$553,000	$473,000
Audit Related Fees (2)	115,000	361,918
Tax Fees (3)	275,000	275,535

Total Fees	$943,000	$1,110,453

(1)     Fees for audit services consist of the fees associated with the annual audit for both 2010 and 2009, fees in 2010 and 2009 for quarterly SAS 100 reviews and reviews of our Quarterly Reports on Form 10-Q for 2010 and 2009.

(2)     Audit related fees in 2010 and 2009 include proxy filings and standalone audits for Primoris subsidiaries.  Audit related fees in 2009 also included acquisition due diligence work.

(3)     Tax fees include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution adopted policies and procedures regarding the pre-approval of the performance by Moss Adams, LLP of certain audit and non-audit services. Moss Adams, LLP may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporate this report by reference.

The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv)our compliance with financial legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing these consolidated financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies that were applied by us in the preparation of our consolidated financial statements. The Audit Committee also discussed with management the process for certifications by our Chief Executive Officer and our Executive Vice President, Chief Financial Officer. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with the auditor’s independence and determined it was compatible.

The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NASDAQ independence rules.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

March 14, 2011

Peter C. Brown (Chairman)
Stephen C. Cook

David D. Sgro
Thomas E. Tucker

Compensation Committee

The members of the Compensation Committee of the Board are Messrs. Cook (Chairman), Brown and Tinstman. All three of the members of the Compensation Committee meet the independence requirements of NASDAQ listing standards. The Chairman of the Compensation Committee is Mr. Cook.

The Compensation Committee monitors and assists the Board in determining compensation for our senior management and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer.  After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board’s independent Directors.  The compensation of our Chief Executive Officer and all other executive officers is then determined or recommended to the Board for determination by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.  The Compensation Committee has the following authority and responsibilities, among others, with respect to our Director and executive compensation plans:

•     Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives;

•     Reviewing our executive compensation plans and recommending to the Board the adoption of new or amendments to existing plans;

•     Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation;

•     Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation;

•     Reviewing and recommending to the independent members of the Board, concurrently with the Board’s Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries; and

•     Evaluating the appropriate level and types of compensation for Board and Committee service by non-employee Directors and recommending any changes to the Board.

The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and subsidiaries. The Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.

In 2010, the Committee engaged Cogent Compensation Partners (“Cogent”) as an independent consultant to the Committee.  Prior to its engagement, Cogent had not performed any services for the Company.  Cogent assists the Committee in meeting its responsibilities.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationships existed in the past.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

March 28, 2011

Stephen C. Cook (Chairman)
Peter C. Brown

Robert A. Tinstman

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Pratt (Chairman), Rosenfeld and Tucker. The Board has determined that two of the three members (Messrs. Rosenfeld and Tucker) meet the criteria required under applicable SEC and NASDAQ listing standards for independence. The Chairman of the Nominating and Corporate Governance Committee is our Chairman of the Board, Chief Executive Officer and President, Brian Pratt.

The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board.  After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board’s independent Directors.  Director nominees are selected by a majority of the Board’s independent directors in a vote in which only independent directors participate. Among other matters, the Committee’s responsibilities include the following:

•     evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board;

•     administering a policy for evaluating and considering nominees for election to the Board;

•     overseeing the evaluation of our Board as a whole;

•     reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•     developing and reviewing our Code of Ethics and assuring it is appropriate for us.

Selection of Board Nominees

In identifying Board nominees, we have reviewed individuals who are known to our officers or Directors, or individuals with significant industry or other relevant experience. Following the establishment of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has reviewed the qualifications of potential Director candidates in accordance with its Charter.

The Nominating and Corporate Governance Committee’s consideration of a candidate as a Director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time. To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:

•     experience in corporate management;

•     experience in our industry;

•     experience as a board member or officer of a publicly held company;

•     diversity of expertise and experience in substantive matters related to our business; and

•     practical and mature business judgment.

The Nominating and Corporate Governance Committee adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a “financial expert” and financially literate members for the Audit Committee.

Stockholder Nominations

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder’s proposal in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our proxy materials must be received on or before the close of business on the day that is 120 days prior to the date on which we released to stockholders our proxy statement for the prior year’s Annual Meeting of Stockholders. Proposals for inclusion in our proxy materials must comply with the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of the SEC, our Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. We expect to announce the date of the 2011 Annual Meeting of Stockholders in early 2011.

If a stockholder proposes to nominate for election or reelection a Director, such stockholder’s notice shall set forth all information relating to such Director nominee that is required to be disclosed in solicitation of proxies for election of Directors in an election contest, or otherwise required, in each case pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, using the criteria stated above. All Directors and Director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Board Role in Risk Oversight

As with all companies, we face a variety of risks in our business.  Unlike some publicly traded companies, our Board and executive officers maintain a significant ownership interest; consequently, concerns about risk, risk management and risk oversight affect many levels of the company. Our Board is responsible for oversight of our company’s risks.  The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks.  In order to more efficiently provide oversight of these material risks, the Board has designated certain risk oversight responsibilities to relevant Board committees.  The Audit Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance risks.  To assist in this risk oversight, the Audit Committee obtains assistance from the following:  (1) our Chief Financial Officer, who is responsible for managing our risk management function, (2) our General Counsel and (3) our independent registered public accounting firm.  The Audit Committee meets periodically with management and the independent auditors to review financial exposures.  The Board is responsible for working with executive management, especially the Chief Executive Officer and Chief Financial Officer, to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects.  The Compensation Committee is responsible for risks related to employment policies and our compensation and benefits systems.  The Nominating and Corporate Governance Committee oversees risks associated with our Code of Conduct, including compliance with listing standards for independent directors and committee assignments.  The committee chairmen report any risk-related matters to the full Board at the next Board meeting and special meetings of the Board, if necessary.  While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers.

Code of Ethics

The Company has a Code of Ethics that complies with the rules and regulations adopted by the SEC and NASDAQ listing standards and are applicable to all of our Directors, officers and employees. The Code of Ethics is available in the Investor Relations section of our website at www.prim.com. We intend to post amendments to, or waivers, if any, from our Code of Ethics (to the extent applicable to our Directors or its Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Ethics is designed to promote:

•     honest and ethical conduct;

•     avoidance of conflicts of interest;

•     full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•     compliance with applicable governmental laws and regulations and stock exchange rules;

•     prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•     accountability for adherence to the Code of Ethics.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our Annual Meetings of Stockholders, and we currently expect all of our Directors to be in attendance at the Annual Meeting on May 6, 2011.  All the Directors were in attendance at the 2010 and 2009 Annual Meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We currently have a written policy, adopted by our Board, regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated and continue only if the Audit Committee has approved or ratified such transaction.

The following is a description of related party transactions in the year ended December 31, 2010 to which we have been a party, in which the amount involved exceeded $120,000, other than compensation and employment arrangements described elsewhere in this Proxy Statement. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions with independent third parties.

In 2010, the Company entered into a $6.0 million agreement to construct a wastewater facility for Pluris, LLC, a private company in which Brian Pratt holds the majority interest.  The transaction was reviewed and approved by the Audit Committee of the Board of Directors.

In prior years, we entered into various transactions with Stockdale Investment Group, Inc. (“SIGI”). Our majority stockholder, Chief Executive Officer, President and Chairman of the Board, Brian Pratt, also holds a majority interest in SIGI and is the chairman and a director of SIGI. John M. Perisich, our Senior Vice President, General Counsel and Secretary, is secretary of SIGI.

During 2010, we continued with the following related party transactions:

We lease some of our facilities from SIGI. All of these leases are at market rates and are on similar terms as negotiated with an independent third party.

We lease properties from SIGI located in Bakersfield, Pittsburg and San Dimas, California, and in Pasadena, Texas. During the years ended December 31, 2010 and 2009, we paid $892,000 and $834,000, respectively, in lease payments to SIGI for the use of these properties.

Prior to July 2008, we leased certain construction equipment from SIGI. During the year ended December 31, 2008, we paid $175,000 in lease payments to SIGI for the use of this equipment. We purchased the equipment from SIGI in July 2008 for a purchase price of $1,135,000. The purchase price was determined using a fair market value appraisal by an independent third party.

We leased an airplane from SIGI for business use. During the years ended December 31, 2009 and 2008, we paid $70,000 and $239,000, respectively, in lease payments to SIGI for the use of the airplane. This lease commenced on May 1, 2004 and was terminated on March 31, 2009, when SIGI sold the airplane.

We lease a property from Roger Newnham, a shareholder of the Company’s common stock and a manager at our subsidiary Born Heaters Canada. The property is located in Calgary, Canada. During the years ended December 31, 2010 and 2009, we paid $252,000 and $282,000, respectively, in lease payments to Mr. Newnham for the use of this property. The term of the lease is through December 31, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section we discuss the compensation paid to the following executive officers who are listed in the “Summary Compensation Table”.

•      Brian Pratt, 59, Chairman of the Board, Chief Executive Officer and President

•      Peter J. Moerbeek, 63,  Executive Vice President, Chief Financial Officer

•      Michael D. Killgore, 54, Executive Vice President, Director of Construction Services

•      John P. Schauerman, 54, Executive Vice President, Corporate Development

•      John M. Perisich, 46, Senior Vice President, General Counsel and Secretary

•      Scott E. Summers, 52, Co-President, ARB, Inc, and

•      Danny L. Hester, 61, President, James Construction Group.

The compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels and types of responsibilities.  The Company’s goal is to align compensation so that all management levels are committed to the Company’s corporate objectives.

We use traditional compensation elements such as base salary, annual incentives and employee benefits to deliver compensation that will attract and retain qualified employees.  We are a company that is still in transition from a privately held enterprise to a publicly traded company.  In July 2008, we entered into employment agreements with nine executives, and since that date, we have entered into substantially similar agreements with executives of acquired companies or newly hired executives.  These agreements continued the practices in place in July 2008, including the use of annual, discretionary bonus amounts, which are not tied to attaining specific financial results.  The significant stock ownership held by the executive management team has helped ensure a focus on both short and long term goals.  For 2009 and 2010, we have generally  maintained these compensation practices.

In 2010, the Compensation Committee recognized that while the current practices work effectively and there has been virtually no turn-over at the senior and executive management levels of the Company, we may need to consider changes that align our practices more closely to other publicly traded companies.  In order to have the ability to attract executives who may have compensation expectations more in line with the general market, the Compensation Committee has engaged an independent consulting firm.  As part of this process, the goal of the Compensation Committee is to establish compensation practices that will be aligned with the market without changing the parts of the culture that have led to the Company’s success.

2010 Highlights

In considering compensation, the 2010 results include the following:

•      In a very challenging and competitive market environment, revenues more than doubled from 2009 and net income increased by 30 percent.

•      We continued our emphasis on maintaining liquidity.  Cash and short-term investments increased from $120 million at December 31, 2009 to $141 million at December 31, 2010.

•      With the acquisition of Rockford Corporation in November 2010, we completed our second major acquisition in a two-year period.  Our efforts to integrate the 2009 James Construction Group (“JCG”) acquisition have made good progress, and JCG exceeded its 2010 financial earn-out target.

Compensation Methodology

Our goal is to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. Our Compensation Committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies within our industry. We intend to be competitive with other similarly situated companies in our industry.

The executives’ compensation has three primary components: salary, cash incentive bonus and stock-based awards. We view the three components of executive compensation as related, but distinct. Although our Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely.

Benchmarking

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the engineering, construction and related industries. The Compensation Committee, with assistance from its independent consultant, has begun the process of developing a “Reference Group” to use in designing and setting compensation levels. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, but we believe that gathering and reviewing this information should be a part of our compensation-related decision-making process.  In using its collective judgment in setting executive pay, the Compensation Committee will use benchmarking along with recommendations from our Chief Executive Officer, the Compensation Committee’s evaluation of the executive’s performance, the overall Company performance and our overall compensation strategy.

Key Elements of Executive Officer Compensation

The primary elements of our executive officer compensation program include:

•                  Base salary;

•                  Annual short-term bonuses;

•                  Long-term retention deferred compensation;

•                  Long-term equity awards;

•                  Severance benefits; and

•                  Other compensation benefits.

Base Salary. Generally, the Board, working with the Compensation Committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We will seek to maintain base salary amounts at or near industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals.

Base salaries are reviewed annually, subject to terms of employment agreements. The Compensation Committee and Board will seek to adjust base salary amounts after taking into account individual responsibilities, performance and experience.

2011 Base Salary amounts:  Based on recommendations made by our Chief Executive Officer and approved by our Board, the following are the 2011 base salary amounts for (i) our current Chief Executive Officer, (ii) our current Chief Financial Officer, (iii) our three most highly compensated executive officers and (iv) our two most highly compensated employees who are not executive officers.

•                  Brian Pratt, Chief Executive Officer, $500,000, no change since July 2008,

•                  Peter J. Moerbeek, Chief Financial Officer, $350,000, no change since hire in February 2009,

•                  Michael D. Killgore, Director Construction Services, $350,000, no change since assuming current position in March 2010,

•                  John P. Schauerman, Corporate Development, $275,000, no change since July 2008,

•                  John M. Perisich, Corporate Counsel and Secretary, $275,000, changed in 2010 to reflect change in responsibilities,

•                  Scott E. Summers, Co-President, ARB, Inc, $300,000, no change since July 2008, and

•                  Danny L. Hester, President, James Construction Group, $300,000, changed in 2010 after promotion to current position.

Annual Short-Term Bonuses.  We use cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. In early 2011 after preliminary completion of the audited financial results, our Chief Executive Officer made recommendations for bonus amounts for 2010 for the executive officers and discussed these amounts and the reasons for his recommendations with the Compensation Committee.  The Compensation Committee and its independent compensation consultant discussed the Chief Executive Officer’s recommendations in an executive session.  The Compensation Committee recognized that historically there have been no specific targets against which to calculate annual bonus amounts.  Therefore, the Compensation Committee relied on its professional judgment and experience and a comparison to prior performance and annual awards.  As discussed below, during 2010 we fully implemented the Primoris Long-Term Retention Plan (“Retention Plan”).  The Compensation Committee members determined that the same plan should apply to executive officers.  The Compensation Committee members reported their recommendations for annual short-term bonus amounts to the Board which approved the Compensation Committee recommendations by a vote of independent directors meeting in executive session.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million.  Certain performance-based compensation, however, is specifically exempt from the deduction limit.  At this time, the Committee has not taken steps to qualify compensation for deductibility primarily because of the low incremental value given the low probability of an executive exceeding the $1 million limit in a given year.

In 2009, we adopted a bonus plan with an elective deferral alternative, the Retention Plan.  During 2010 we made minor modifications to the Retention Plan which now is intended to pay annual bonus amounts over a two-year period with one-half of the amount payable immediately and one-half deferred for one year.  The deferred amount is a general obligation of the Company, but provides no interest or other income to the participants.  Except in the case of death, disability or involuntary separation from service, the deferred compensation is vested to the participant only if employed by the Company on the payment date of bonus amounts the following year.  The amount of compensation deferred under this plan is calculated each year based on the current year bonus amount.  The purpose of the plan is to provide an incentive for continuing employment.  In 2010, this Retention Plan did not apply to the employee’s of James Construction Group, which remained under a separate plan adopted prior to the December 2009 acquisition.  For 2010, Mr. Killgore and Mr. Hester were part of the James Construction Group plan.

Membership in the Retention Plan is based on the recommendation of a senior manager and approval of the Chief Executive Officer and is elective to each participant.  Participants have the ability to voluntarily resign from the plan effective at the end of each calendar year.  In order to transition fully to a deferral plan, the Company in 2009 reserved an amount equal to 60 percent of each participant’s 2009 bonus amount as a transition bonus.  With the changes in the Retention Plan during 2010, this transition amount was reduced to 50% of each participant’s 2009 bonus.  The amounts shown in the “Summary Compensation Table” have been reduced for 2009 to reflect this change.

The Company has had a long tradition of encouraging management ownership of Company stock, but to do so by requiring financial contributions from its managers.  Our Chief Executive Officer recommended that the Company continue that tradition as a public company.  After deliberation, the Compensation Committee approved a stock purchase portion of the Retention Plan that will allow the Company to issue shares available in the 2008 Long-Term Incentive Equity Plan (the “2008 Equity Plan”), discussed below.  The stock purchase option of the Retention Plan will allow participants the opportunity to participate, on an elective basis, in a stock purchase arrangement.  In 2011, participants were given the opportunity to use up to 1/6 of their 2010 earned bonus amount to purchase Company common stock at a 25% discount to the market price.  For shares issued in 2011, the market price was determined as the average closing price of the Company common stock during January 2011, or $6.81 per share.  Shares purchased under the Retention Plan cannot be sold for a 6-month period.  For 2011, a total of 108 executives and managers were eligible to participate in stock purchases.  A total of 94 employees paid $648,468 of 2010 bonus amounts to purchase 95,223 shares of Company stock.

Long-Term Equity Awards.  As discussed in the previous paragraph, the Company has adopted a Long-Term Retention Plan which allows participants to voluntarily purchase Company shares at a discount to the market price.  These shares have been issued under the provisions of our 2008 Equity Plan, which was adopted by the Board and was approved by the stockholders in July 2008. All of our employees, Directors, officers and consultants are eligible to participate under the 2008 Equity Plan. No other awards have been made under the 2008 Equity Plan as of the date of this Proxy Statement. Any options that may be granted under the 2008 Equity Plan would have an exercise price at least equal to the fair market value of our Common Stock on the date of grant.

Severance Benefits.  We currently have no Company-wide severance benefit plans. The employment agreements entered into by our executive officers provide for certain rights and obligations in the event of termination of employment, as more fully described in the following section entitled “Employment Agreements.”

Other Compensation Benefits.  We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. We may extend other perquisites to our executives that are not available to our employees generally.

Processes and Procedures for Determining Executive Compensation

The Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.

The Role of Executives

Our Chief Executive Officer is responsible for reviewing the compensation and performance of the executive officers.  He makes recommendations to the Compensation Committee regarding adjustments in compensation for the executive officers.  The Chief Executive Officer also makes recommendations for discretionary annual short-term bonus amounts.  The Compensation Committee relies on the Chief Executive Officer’s recommendations and on its evaluation of current individual and business performance and historical individual and business performance.

Our Executive Vice President, Chief Financial Officer facilitates the flow of information between the Company, the compensation consultant and the Compensation Committee.  In this role, he communicates with the compensation consultant at the direction of the Compensation Committee.

The Role of External Advisors

The Compensation Committee engaged Cogent Compensation Partners (“Cogent”), as an independent consultant to the Committee, to help it with its responsibilities.  Cogent is assisting the Compensation Committee in assessing market practices and trends relating to compensation and will assist the Compensation Committee in changing certain compensation practices to be more closely aligned with the competitive market.  Cogent will also assist the Compensation Committee in using market information to make recommendations to the Board for director compensation.

The Role of the Compensation Committee

The Compensation Committee consists of three non-employee independent directors.  The Committee administers executive compensation programs as outlined in its charter which can be viewed at the Company’s website at www.prim.com.  Included in its responsibilities is a determination of the Chief Executive Officer’s salary and incentive awards.  The Compensation Committee makes recommendations to the Board for a final determination of executive compensation.

Other Compensation Items

Clawback Policy

To the extent permitted by law, if the Board, with the recommendation of the Compensation Committee, determines that any bonus, equity award, equity equivalent award or other incentive compensation has been awarded or received by a Named Executive Officer, and that such compensation was based on the achievement of any financial results that were subsequently the subject of any material restatement of our financial statements filed with the SEC, the executive officer engaged in grossly negligent or intentional misconduct that caused or substantially caused the material restatement and the amount of the compensation would have been less had the financial statements been correct, we will seek to recover from the executive officer such compensation (in whole or in part) as we deem appropriate under the circumstances. The Board has sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

Risk Assessment

The Compensation Committee considered the risks associated with the Company’s compensation policies and practices for executive officers and determined that they did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This determination was based on the following considerations:

•     Extensive stock ownership by the executive management team

•     Conservative amount of the discretionary annual incentive compensation

•     Balanced approach to viewing Company performance and determining bonuses

•     Long-term nature of the executive team evidenced by negligible turn-over in executive management over time.

Executive Ownership Guidelines

We encourage our executives to own Company common stock because we believe that stock ownership provides a strong alignment of interests between executives and stockholders.  Because most of our executives were significant owners in predecessor companies or acquired significant stock ownership at the time of an acquisition, the Compensation Committee does not believe that a specific stock ownership goal would be meaningful at this time.  As shown in the table under “Stock Ownership”, our named executive officers own 46.0 percent of our total shares outstanding.

Employment Agreements

In connection with the July 2008 reverse merger of Primoris and Rhapsody Acquisition Corp, Brian Pratt, our Chairman of the Board, Chief Executive Officer and President, and the other officers (including John P. Schauerman, John M. Perisich and Scott E. Summers) entered into employment agreements with either us or one of our subsidiaries. Each employment agreement is for a five-year term, subject to earlier termination in certain circumstances, and may be extended by mutual agreement of the executive and the employing company.

The employment agreements provide for a base salary, as well as for discretionary bonuses, in accordance with policies established by the Compensation Committee, and the provision of additional (“fringe”) benefits to the covered employee, including personal use of the employer owned or leased automobiles, limited use of company aircraft and other perquisites.

The employment agreements also require that we continue providing health benefits for one year if the employee’s employment is terminated by us without cause (as defined in the employment agreement), except where comparable health insurance is available from a subsequent employer. The employment agreements also provide that, in the event of the termination of an employee’s employment by us without cause, we will pay a lump sum equal to one-half of one year’s base salary of such employee. See “Potential Payments Upon Termination”, below.

The employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibit them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business or income from us, or to otherwise alter the manner in which a customer does business with us.

Since July 2008, the Company has entered into similar employment agreements with Peter J. Moerbeek, our Chief Financial Officer, in February 2009 and with Michael D. Killgore and Danny L. Hester in December 2009, as part of our acquisition of James Construction Group.

Compensation Tables

Summary Compensation Table.     The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to (i) our current Chief Executive Officer, (ii) our current Chief Financial Officer, (iii) our three most highly compensated executive officers and (iv) our two most highly compensated employees who are not executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Deferred Award ($)(3)	Stock or Option Awards ($)(4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total ($)
Brian Pratt Chairman of the Board, Chief Executive Officer and President	2010 2009 2008	500,000 500,000 500,000	125,000 200,000 100,000	125,000 100,000 —	— — —	11,563 — —	17,990 42,981 40,848	779,553 842,981 640,848
Peter J. Moerbeek, Executive Vice President, Chief Financial Officer (7)	2010 2009 2008	350,000 314,327 —	150,000 325,000 —	150,000 125,000 —	— — —	13,876 — —	18,545 10,704 —	682,421 775,031 —
Michael D. Killgore Executive Vice President, Director of Construction Services (8)	2010 2009 2008	331,352 12,162 —	315,000 — —	— — —	— — —	— — —	13,630 225 —	659,982 12,387 —
John P. Schauerman Executive Vice President, Corporate Development	2010 2009 2008	275,000 275,000 245,833	100,000 200,000 100,000	100,000 62,500 —	— — —	9,252 — —	23,913 17,750 19,500	508,165 555,250 365,333
John M. Perisich Senior Vice President and General Counsel	2010 2009 2008	260,417 250,000 250,000	112,500 225,000 100,000	112,500 75,000 —	— — —	10,408 — —	11,514 12,528 16,663	507,339 562,528 366,663
Scott E. Summers Co-President, ARB Inc.	2010 2009 2008	300,000 300,000 300,000	150,000 250,000 200,000	150,000 125,000 —	— — —	13,876 — —	21,160 11,866 21,675	635,036 686,866 521,675
Danny L. Hester President, James Construction Group, LLC (8)	2010 2009 2008	263,288 10,288 —	285,000 — —	— — —	— — —	— — —	9,800 206 —	558,088 10,494 —

(1)	Salary includes all regular wages paid to the Named Executive Officer and any amount that was voluntarily deferred by the Named Executive Officer pursuant to our 401(k) Plan.

(2)	Bonus includes cash compensation earned for services during each fiscal year.

(3)

Deferred award includes deferred bonus compensation awarded for services during the fiscal year. Certain executives may, on an elective basis, be a participant in our Retention Plan. Under the Plan, 50% of the annual cash award is deferred. Except in case of death, disability or involuntary separation from service, the deferred compensation is vested to the participant only if actively employed by the Company on the payment date of bonus amounts the following year. Beginning in 2010, participants in the deferred compensation plan can also participate, on an elective basis, in a stock purchase plan, which in 2011 provided a 25% discount to the market price for up to one sixth of the participant’s 2010 earned bonus amount. In 2010, Mr. Killgore and Mr. Hester were not eligible for Retention Plan participation.

(4)

During the years ended December 31, 2010, 2009 and 2008, our Named Executive Officers had no stock awards or stock option grants issued to them. As of December 31, 2010, we had no stock awards or stock option grants outstanding.

(5)

The Retention Plan allows for the purchase of Common Shares at a discount from the market price. For 2011 purchases, the discounted price was $6.81 per share based on the average closing price of the shares in January 2011.The amounts shown in this column represent the difference between the purchase price and the market price on the date that the executive received constructive receipt of the shares.

(6)	All other compensation for the Named Executive Officers includes the following:

	Year	Personal Use of Company Auto ($)	Personal Use of Company Airplane ($) (a)	Company paid contributions to Employee 401(k) savings account ($)	Relocation Reimbursement	Total Other Compensation ($)
Brian Pratt	2010 2009 2008	670 2,201 7,148	7,520 30,980 24,500	9,800 9,800 9,200	— — —	17,990 42,981 40,848
Peter J. Moerbeek	2010 2009 2008	11,445 10,704 —	— — —	— — —	7,100 — —	18,545 10,704 —
Michael D. Killgore	2010 2009 2008	3,830 — —	— — —	9,800 225 —	— — —	13,630 225 —
John P. Schauerman	2010 2009 2008	7,950 7,950 6,675	6,163 — 3,625	9,800 9,800 9,200	— — —	23,913 17,750 19,500
John M. Perisich	2010 2009 2008	1,714 2,728 3,338	— — 4,125	9,800 9,800 9,200	— — —	11,514 12,528 16,663
Scott E. Summers	2010 2009 2008	1,373 2,066 5,475	9,988 — 7,000	9,800 9,800 9,200	— — —	21,160 11,866 21,675
Danny L. Hester	2010 2009 2008	— — —	— — —	9,800 206 —	— — —	9,800 206 —

(a)          The amount charged to the executive as compensation for use of the Company airplane is based on equivalent aircraft charter rates in the southern United States geographic areas.  Compensation is based on non-business-related airborne hours.

(7)                                  Mr. Moerbeek was named Executive Vice President, Chief Financial Officer on February 5, 2009.

(8)                                  Mr. Killgore and Mr. Hester became employees of the Company on December 18, 2009 at the time we purchased James Construction Group.

Grants of Plan-Based Awards

There were no grants of plan-based awards to the Named Executive Officers during the calendar year 2010.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the Named Executive Officers at December 31, 2010.

Options Exercised and Stock Vested

There were no grants of plan-based awards made in prior years; hence, there have been no stock option exercises and no stock option vesting, nor vesting of restricted stock by the Named Executive Officers during the calendar year 2010.

Equity Compensation Plan Information

During the fiscal year 2010, the Company adopted the Retention Plan for certain managers and its senior executives.  The plan provided for both the deferral of one-half of the participant’s annual earned bonus for one year and also allowed the participant the opportunity to purchase Company common stock at a 25% discount to the market price for up to one-sixth of the participants 2010 earned bonus amount.  Total shares purchased by the participants, including the senior executives, amounted to 95,223 shares of Common Stock.  These shares were issued as part of  the 2008 Equity Plan.  There were no other grants of plan-based awards made in the current fiscal year, nor in prior years.

The following table lists the number of shares of common stock purchased by the Named Executive Officers under the 2010 long-term incentive plan:

No. of Shares
Brian Pratt	6,118
Peter J. Moerbeek	7,342
Michael D. Killgore	—
John P. Schauerman	4,895
John M. Perisich	5,507
Scott E. Summers	7,342
Danny L. Hester	—

Potential Payments Upon Termination

The terms of the employment agreements with each of our Named Executive Officers provide that we must pay certain severance benefits in the event such Named Executive Officer is terminated by us other than for “cause”.

The following table shows amounts payable to each of our Named Executive Officers under the scenario that the executive is terminated without cause or leaves due to death or disability. The table assumes that the terminating event occurred on June 30, 2011.

	Base Salary (1)	Bonus (2)	Health Care Benefits (4)	Accrued Vacation (5)	Total (3)
Brian Pratt	$250,000	$250,000	$9,563	$28,846	$538,409
Peter J. Moerbeek	$175,000	$237,500	$9,563	$20,192	$442,256
Michael D. Killgore	$175,000	$87,500	$14,137	$20,192	$296,830
John P. Schauerman	$137,500	$168,750	$14,137	$15,865	$336,253
John M. Perisich	$137,500	$181,250	$14,137	$15,865	$348,753
Scott E. Summers	$150,000	$225,000	$14,137	$17,308	$406,445
Danny L. Hester	$150,000	$75,000	$14,137	$17,308	$256,445

(1)           Calculated as a lump sum payment equal to one-half of one year’s base salary.

(2)           In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the bonus amount that would have been paid for the calendar year in which the termination occurs, determined after the end of the calendar year, pro rata to the date of termination. For purposes of this table, it was assumed that 25% of base salary would be paid. In addition, for participants in the Company’s Retention Plan, includes any deferred amounts in accordance with the terms of that plan.

(3)           There have been no stock options or other stock compensation granted to any Named Executive Officers.  Additionally, each Named Executive Officer participates in the Company life insurance program, and in the event of death, the employee’s beneficiary would also receive a lump sum $50,000 payment.  The lump sum payment for Mr. Killgore and Mr. Hester would amount to $10,000.

(4)           In the event of the executive’s termination without cause, or by death or disability, he is entitled to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care premium costs.

(5)           Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

Retirement Plans

We contributed to two plans that provide benefits to management.

Our 401(k) Plan is qualified as an employee retirement plan under Section 401(a) and 401(k) of the Code. Participation is optional for employees once they are eligible to participate.

We also provide for a “Registered Retirement Saving Plan—Deferred Profit Sharing Plan” for certain Canadian employees. We make contributions based on a percentage of the amount of income deferred by the employee.

2008 Long-Term Incentive Equity Plan

Background.     The principal purpose of our 2008 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. We believe that grants of options, restricted stock and other awards will stimulate their personal and active interest in our development and financial success, and induce them to remain in our employ or continue to provide services to us. In addition to awards made to officers, employees or consultants, the 2008 Equity Plan permits us to grant options or other equity securities to our Directors.

Under the 2008 Equity Plan, 1,520,000 shares of our Common Stock were initially reserved for issuance. As of December 31, 2010, there were no options issued to purchase our shares, no other stock based awards granted and there were no shares of restricted stock granted under the 2008 Equity Plan.  A total of 1,424,777 shares remain available under the 2008 Equity Plan as of December 31, 2010.

Shares of Common Stock that are forfeited or terminated will be available for future award grants under the 2008 Equity Plan. Any surrendered shares of previously owned stock by a participant used to cover the option exercise price or their withholding tax liability associated with an option exercise, may be added to the number of reserved shares available under the 2008 Equity Plan, subject to approval by the Board or the Compensation Committee, and relevant provisions in the 2008 Equity Plan.

Award Limitation.     No individual may be granted awards under the 2008 Equity Plan representing more than 40,000 shares of our Common Stock in any calendar year.

Administration.     The 2008 Equity Plan is administered by our Board or our Compensation Committee. To administer the 2008 Equity Plan, the Compensation Committee recommends to the Board, among other things:

•     the persons to whom awards may be granted;

•     the specific type of awards to be granted;

•     the number of shares subject to each award;

•     option or share prices;

•     any restrictions or limitations on the awards; and

•                  any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Compensation Committee must consist of at least two members of our Board, each of whom is an “outside independent director” within the meaning of that section. Upon the recommendation of the Compensation Committee, our entire Board will administer the 2008 Equity Plan with respect to awards to non-employee Directors.

Eligibility.     We may grant awards under the 2008 Equity Plan to employees, officers, Directors, and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Awards.     The 2008 Equity Plan provides that we may grant awards of the following types of securities, among others:

•               “incentive” stock options, as defined in Section 422 of the Code, and options that are not qualifying incentive options;

•               stock appreciation rights to participants who have been, or are being, granted stock options under the 2008 Equity Plan;

•     restricted stock; and

•               other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock.

Accelerated Vesting and Exercisability.     The following events will cause acceleration in the vesting with respect to awards granted under the 2008 Equity Plan:

•               If any one person, or more than one person acting as a group, acquires the ownership of our common stock that, together with the common stock held by such person or group, constitutes more than 50% of our total fair market value or of our combined voting power and our Board does not authorize or otherwise approve such acquisition; and/or

•               The Compensation Committee may accelerate such vesting if there is an acquisition by any one person or more than one person acting as a group, together with the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons, of our assets that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions, or if any one person or more than one person acting as a group, acquires the ownership of our common stock that, together with the common stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our common stock, which has been approved by our Board.

Notwithstanding any provisions of the 2008 Equity Plan or any award granted to the contrary, no acceleration will occur with respect to any award to the extent such acceleration would cause the 2008 Equity Plan or an award granted under such plan to fail to comply with Section 409A of the Code.

Additional Equity Compensation Plan Information

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights, or purchased as part of the Company’s 2008 Equity Plan and the Retention Plan as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights or purchased under equity plan	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	94,966	—	1,425,034
Equity compensation plans not approved by security holders	—	—	—
Total	94,966	—	1,425,034

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2011 Annual Meeting. The persons named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at the address above.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC is available without charge upon written request to:

Primoris Services Corporation
2100 McKinney Avenue, Suite 1500
Dallas, Texas  75201
Attention: Investor Relations

Any stockholder or stockholder’s representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas  75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 29, 2011.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

/s/ John M. Perisich
John M. Perisich
Senior Vice President, General Counsel and Secretary

PERFORMANCE GRAPH

The following Performance Graph and related information shall not be deemed to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The following graph compares the cumulative total return to holders of the Company’s common stock during the period from August 6, 2008, the first day of trading in the Company’s common stock, and in each quarter up to December 31, 2010.    The return is compared to the cumulative total return during the same period achieved on the Standard & Poor’s 500 Stock Index (the “S&P 500”) and a peer group index selected by our management that includes five public companies within our industry (the “Peer Group”).  The Peer Group is composed of MasTec, Inc., Matrix Service Company, Quanta Services, Inc., Sterling Construction Company, Inc. and Willbros Group, Inc.  The companies in the Peer Group were selected because they comprise a broad group of publicly held corporations, each of which has some operations similar to ours.  When taken as a whole, management believes the Peer Group more closely resembles our total business than any individual company in the group.

The returns are calculated assuming that an investment with a value of $100 was made in the Company’s common stock and in each stock as of August 6, 2008, the first day of trading after the July 31, 2008 Merger.  All dividends were reinvested in additional shares of common stock, although the comparable companies did not pay dividends during the periods shown.  The Peer Group investment is calculated based on a numerical average of the five company share prices. The graph lines merely connect the measuring dates and do not reflect fluctuations between those dates. The stock performance shown on the graph is not intended to be indicative of future stock performance.

COMPARISON OF AUGUST 6, 2008 THROUGH DECEMBER 31, 2010

CUMULATIVE TOTAL RETURN

Among Primoris Services Corporation (“PRIM”), the S&P 500 and the Peer Group

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of March 31, 2011, which the undersigned may be entitled to vote at the 2011 Annual Meeting of Stockholders to be held at 9:30 a.m., Central Time, on May 6, 2011, at the Ritz-Carlton Dallas, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” all proposals.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Proposal 1— Election of Class C Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a three-year term expiring in 2014:

Nominees:
01—Michael D. Killgore	FOR	WITHHOLD
	☐	☐

02—Robert A. Tinstman	FOR	WITHHOLD
	☐	☐

03—Eric S. Rosenfeld	FOR	WITHHOLD
	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 2— To provide a non-binding advisory vote approving the Company’s executive compensation.		☐	☐	☐

	THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
Proposal 3— To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

Proposal 4— Ratification of Appointment of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm— The Board recommends a vote “FOR” ratification of Moss Adams, LLC as the Company’s Independent Registered Public Accountant.

		☐	☐	☐

This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted for ALL the nominees listed in Proposal 1, FOR on Proposal 2, for THREE YEARS for Proposal 3 and FOR on Proposal 4.  In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of March 31, 2011, which the undersigned may be entitled to vote at the 2011 Annual Meeting of Stockholders to be held at 9:30 a.m., Central Time, on May 6, 2011, at the Ritz-Carlton Dallas, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)